Exhibit 5

           Opinion of Elias, Matz, Tiernan & Herrick L.L.P.























                                                                    Exhibit 5


                                Law Offices
                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                 12th Floor
                           734 15th Street, N.W.
                          Washington, D.C.  20005
                                  ______

TIMOTHY B. MATZ                                          JEFFREY D. HAAS
STEPHEN M. EGE          Telephone:  (202) 347-0300       KEVIN M. HOULIHAN
RAYMOND A. TIERNAN      Facsimile:  (202) 347-2172       KENNETH B. TABACH
W. MICHAEL HERRICK                                       PATRICIA J. WOHL
GERARD L. HAWKINS                                        FIORELLO J. VICENCIO*
NORMAN B. ANTIN                                          DAVID TEEPLES
JOHN P. SOUKENIK*                                        ERIC M. MARION
GERALD F. HEUPEL, JR.                                    DANIEL R. KLEINMAN*
JEFFREY A. KOEPPEL
DANIEL P. WEITZEL
PHILIP ROSS BEVAN
HUGH T. WILKINSON
                             December 20, 1999           OF COUNSEL


*NOT ADMITTED IN D.C.                                    ALLIN P. BAXTER
                                                         JACK I. ELIAS
                                                         SHERYL JONES ALU
                                VIA EDGAR



Board of Directors
PBOC Holdings, Inc.
5900 Wilshire Boulevard
Los Angeles, California  90036

    Re: Registration Statement on Form S-8
        1,220,390  Shares of Common Stock

Gentlemen:

        We are special counsel to PBOC Holdings, Inc., a Delaware
corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 1,020,390 shares of common stock, par value $0.01 per share ("Common Stock"), to be issued pursuant to the Corporation's 1999 Stock Option Plan (the "Stock Option Plan") upon the exercise of stock options and/or appreciation rights (referred to as "Option Rights") and 200,000 shares of Common Stock to be issued pursuant to the People's Bank of California Savings Plus Plan (the "401(k) Plan") (collectively, the "Plans"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the
outstanding Common Stock of the Corporation.   In addition, the Registration
Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.



    For this purpose, we have reviewed the Registration Statement and related Prospectuses, the Certificate of Incorporation and Bylaws of the Corporation, the Plans, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Stock Option Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) the shares of Common Stock issuable pursuant to the 401(k) Plan will continue to be validly authorized on the dates the Common Stock is issued in accordance with such plan; (iii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Stock Option Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

    Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to the Plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

    We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectuses of the Plans and to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                             By:/s/ Kenneth B. Tabach
                                ____________________________
                                Kenneth B. Tabach, a Partner